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Exhibit 8.1
December 16, 2016

National Storage Affiliates Trust
5200 DTC Parkway, Suite 200
Greenwood Village, Colorado 80111

Re:	REIT Qualification of National Storage Affiliates Trust
Ladies and Gentlemen:

We have acted as counsel to National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale by the Company of up to 5,175,000 common shares of its beneficial interest, par value $0.01 per share (the "Shares") (which includes an additional 675,000 Shares that may be sold pursuant to the exercise of the underwriters' option to purchase additional common shares) to be sold pursuant to the Company's registration statement on Form S-3 (No. 333-211570) and Amendment No. 1 thereto (collectively, the "Registration Statement") filed on May 25, 2016 and June 6, 2016, respectively, the related prospectus included in the Registration Statement (the "Base Prospectus") dated June 8, 2016, the preliminary prospectus supplement dated December 12, 2016 (the "Preliminary Prospectus"), and the final prospectus supplement, dated December 12, 2016 (the "Prospectus Supplement", and taken together with the Base Prospectus and the Preliminary Prospectus, the "Disclosure Package") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.  Except as otherwise indicated, capitalized terms used in this opinion have the meanings given to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1.    the Articles of Amendment and Restatement and Declaration of Trust of the Company;
2.    the bylaws of the Company;

3.	the Limited Partnership Agreement of NSA OP, LP, a Delaware limited partnership (the "Operating Partnership");

4.	a Certificate of Representations (the "Certificate of Representations") dated as of the date hereof, provided to us by the Company and the Operating Partnership;

5.	the Registration Statement and the Disclosure Package; and

6.	such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.
In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents

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on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (v) the Company and the Operating Partnership at all times have been and will continue to be organized and operated in accordance with the method of operation described in their organizational documents, the Registration Statement and the Certificate of Representations. As of the date hereof, we are not aware of any facts inconsistent with the statements in the Registration Statement or the Certificate of Representations.
For purposes of rendering the opinions stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations provided to us by the Company and the Operating Partnership, and that each representation contained in such Certificate of Representations that is qualified as to the best of the Company’s or the Operating Partnership’s knowledge or belief is accurate and complete without regard to such qualification as to the best of such entity’s knowledge or belief. These representations generally relate to the organization and method of operation of the Company as a real estate investment trust (a "REIT") and the Operating Partnership as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").
Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

1.
Commencing with its taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Registration Statement, the Disclosure Package, and as set forth in the Certificate of Representations will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.
The statements included in the Registration Statement and Base Prospectus under the caption "U.S. Federal Income Tax Considerations," as modified and supplemented by the statements in the Preliminary Prospectus and Prospectus Supplement under the caption "Additional U.S. Federal Income Tax Considerations," to the extent they describe applicable U.S. federal income tax law, are correct in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service ("IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

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The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations.
The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report on Form 8-K that shall be incorporated by reference into the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP